UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On February 8, 2018, the Company issued 2,509,693 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC., holder of the $35,000.00 Convertible Promissory Note dated June 9, 2017 of the Company, for the conversion of $8,237.50 of principal, $1,012.66 of accrued interest, and $500.00 of fees under the Note, totaling $9,750.16. The principal balance due remaining under this Note after this conversion was $0.00.

On February 28, 2018, the Company issued 4,744,007 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC., holder of the Common Stock Purchase Warrant dated as of June 9, 2017 in connection with the $35,000.00 Convertible Promissory Note of June 9, 2017 by the Company, for the cashless exercise of $17,300.00 value of warrants. The total warrant value remaining after this exercise was $17,700.00.

On March 21, 2018, the Company signed Amendment # 1 to the Common Stock Purchase Warrant issued on January 31, 2018 with Crown Bridge Partners, LLC. to remove Section 2(b) of the referenced Warrant in its entirety regarding Anti-Dilution Adjustments to Exercise Price in connection with Crown Bridge Partners’ right to purchase of up to 125,000 shares of the Company’s Common Stock at $0.40 per share. At the same time, Crown Bridge Partners, LLC. also agreed to modify Section 2(b) of the Common Stock Purchase Warrant issued on October 26, 2017 regarding Anti-Dilution Adjustments to Exercise Price in connection with Crown Bridge Partners’ right to purchase 87,500 shares of Common Stock of the Company at the price of $.40 per share.

On April 13, 2018, the Company issued 4,653,954 shares of free-trading Common Stock of PHI Group, Inc. to Crown Bridge Partners, LLC., holder of the Common Stock Purchase Warrant dated June 9, 2017 in connection with the $35,000.00 Convertible Promissory Note of June 9, 2017 by the Company, for the cashless exercise of $17,700.00 value of warrants. The total warrant value remaining after this exercise was $0.00.

On April 17, 2018, the Company made a payment in the amount of $25,000.00, consisting of $16,666.67 of principal and $8,333.33 of prepayment premium, to Power Up Lending Group, LLC. Investments, Inc. towards the total principal balance of $53,000.00 from the Convertible Promissory Note dated as of 10/18/2017 between Power Up Lending Group, LLC. and the Company. The principal balance due remaining under this Note after this payment was $36,333.33.

On April 19, 2018, the Company issued 1,169,591 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated as of 10/18/2017 by the Company, for the conversion of $20,000.00 of the principal amount of the Note, at the conversion price of $0.0171 per share. The principal amount of the Note remaining after this conversion was $16,333.33.

On April 23, 2018, the Company issued 1,127,820 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated as of 10/18/2017 by the Company, for the conversion of $15,000.00 of the principal amount of the Note, at the conversion price of $0.0133 per share. The principal amount of the Note remaining after this conversion was $1,333.33.

On April 24, 2018, the Company issued 295,156 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated as of 10/18/2017 by the Company, for the conversion of $1,333,33 of the principal amount of the Note together with $2,120 of accrued and unpaid interest thereto, totaling $3,453.33, at the conversion price of $0.0117 per share. The principal amount of the Note remaining after this conversion was $0.00.

On April 27, 2018, Tina Phan, the Company’s Corporate Secretary and Treasurer, converted $120,000.00 of the accrued and unpaid salaries for the fiscal years ended June 30, 2012 and June 30, 2013 into 4,629,630 shares of Restricted Common Stock of PHI Group, Inc. at the effective price of $0.02592 per share, pursuant to the Company’s corporate resolutions dated November 2, 2012, which still remain in full force and effect.

On April 27, 2018, Henry Fahman, the Company’s Chief Executive Officer and Chief Financial Officer, converted $300,000.00 of the accrued and unpaid salaries for the fiscal years ended June 30, 2012 and June 30, 2013 into 11,574,074 shares of Restricted Common Stock of PHI Group, Inc. at the effective price of $0.02592 per share, pursuant to the Company’s corporate resolutions dated November 2, 2012, which still remain in full force and effect.

As of April 30, 2018 there are 123,378,297 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO